                                 DYNATEM, INC.


                             1993 STOCK OPTION PLAN
                             ----------------------
























                                  Exhibit 4.1

                                 DYNATEM, INC.
                                 -------------

                             1993 STOCK OPTION PLAN
                             ----------------------


          1.   Purposes of the Plan.
               --------------------

          The purposes of this 1993 Stock Option Plan (the "Plan") of Dynatem, Inc., a California corporation (the "Company"), are (a) to insure the retention of the services of existing executive personnel, key employees and non-employee directors of the Company or its affiliates; (b) to attract and retain competent new executive personnel, key employees and non-employee directors; and (c) to provide incentive to all such personnel and employees to devote their utmost effort and skill to the advancement and betterment of the Company, by permitting them to participate in the ownership of the Company and thereby in the success and increased value of the Company.

          2.   Shares Subject to the Plan.
               --------------------------

          The shares of stock subject to (i) the incentive options having the terms and conditions set forth in Section 6 below (hereinafter "incentive options"), and/or (ii) nonqualified options having the terms and conditions set forth in Section 7 below (hereinafter "nonqualified options") shall be shares of the Company's authorized but unissued or reacquired common stock. The total number of shares of common stock of the Company which may be issued under the Plan shall not exceed, in the aggregate, 200,000 shares. The limitations established by the preceding sentence shall be subject to adjustment as provided in Section 9 below. In the event that any outstanding incentive option or nonqualified option granted under the Plan can no longer under any circumstances be exercised, for any reason, the shares allocable to the unexercised portion thereof shall again be subject to grant or issuance under the Plan.

          3.   Eligibility.
               -----------

               (a) Incentive Options.  Officers and other key employees of the
                   -----------------
Company or of any subsidiary corporation (including any member of the Board of Directors of the Company (the "Board"), if such director is also an employee of the Company or a subsidiary), as may be determined by the Committee, who qualify for incentive stock options under the applicable provisions of the Internal Revenue Code, will be eligible for selection to receive incentive options under the Plan. An employee who has been granted an incentive option may, if otherwise eligible, be granted an additional incentive option or options and/or nonqualified options if the Committee shall so determine.

               (b) Nonqualified Options. Officers and other key employees of the
                   --------------------
Company or of any subsidiary corporation, any member of the Board, whether or not he or she is employed by the Company, will be eligible to receive nonqualified options under the

Plan, provided, however, that the eligibility of non-employee directors of the
      --------  -------
Company shall be subject to the provisions of Section 4(c) below. An individual who has been granted a nonqualified option may, if otherwise eligible, be granted incentive options or additional nonqualified options if the Committee shall so determine.

          4.   Administration of the Plan.
               --------------------------

               (a) Administration by Committee. Subject to Section 4(c) below,
                   ---------------------------
the Plan shall be administered by a committee (the "Committee") of the Board consisting of two (2) or more persons, who shall be appointed by, and serve at the pleasure of, the Board. Each member of the Committee shall be a disinterested person within the meaning of Rule 16b-3 adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934.

               (b) Authority of Committee.  Subject to Section 4(c) below, the
                   ----------------------
Committee shall have full and final authority to determine the persons to whom, and the time or times at which, incentive options and nonqualified options shall be granted, the number of shares to be represented by each incentive option and nonqualified option and the consideration to be received by the Company upon the exercise thereof; to interpret the Plan; to amend and rescind rules and regulations relating to the Plan; to determine the form and content, terms and conditions of the incentive options and nonqualified options to be issued under the Plan; to determine the identity or capacity of any persons who may be entitled to exercise a participant's rights under any incentive option or nonqualified option under the Plan; to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any incentive option or nonqualified option in the manner and to the extent the Committee deems desirable to carry the Plan, incentive option or nonqualified option into effect; to accelerate the exercise date of any incentive option or nonqualified option; to provide for an option to the Company to repurchase any shares issued upon exercise of an option upon termination of employment; and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Any action, decision, interpretation or determination by the Committee with respect to the application or administration of the Plan shall be final and binding on all participants and prospective participants.

               (c) Grant of Options to Non-Employee Directors. Notwithstanding
                   ------------------------------------------
any other provision of this Plan, no stock options shall be granted under the Plan to any person who is, at the time of any such proposed grant, a member of the Board but not an employee of the Company or any of its subsidiaries (a "Non-Employee Director"), except at the times and for the number of shares specified in this Section 4(c). On the date the Plan becomes effective pursuant to Section 11 below, and subject to shareholder approval of the Plan, a nonqualified option to purchase 10,000 shares of common stock shall be granted to each Non-Employee Director who was a Non-Employee Director on such effective date (the "Initial Grant"). After the Initial Grant, a nonqualified option to purchase 10,000 shares of common stock shall be granted on the last day of the second fiscal quarter of the Company to each person who is then a Non-Employee Director but who did not receive the Initial Grant and who has not yet been granted a nonqualified option under this Section 4(c) (the "Additional Grant"). The exercise price of the shares subject to each stock option granted pursuant to this Section 4(c) shall be 100% of the fair market value of such shares on the date of the grant of the option, determined in accordance with Section 5. The number of shares allocable to any Additional Grant shall be subject to adjustment in the manner provided in Section 9 below.

          5.   Option Exercise Price.
               ---------------------

          The exercise price of the shares covered by each nonqualified option granted shall not be less than 100% of the fair market value of such shares on the date the nonqualified option is granted; provided, however, that the exercise price of shares covered by a nonqualified option granted under the Plan to any person who, at the time of the grant of the option, owns stock possessing 10% or more of the total combined voting power of all classes of stock of the Company or its parent or any subsidiary corporation, shall not be less than 110% of the fair market value of such shares at the date of grant of the option. The exercise price of the shares covered by each incentive option granted under the Plan shall not be less than 100% of the fair market value of such shares on the date the incentive option is granted; provided, however, that the exercise price of shares covered by any incentive option granted under the Plan to any person who, at the time of grant of the option, owns stock possessing 10% or more of the total combined voting power of all classes of stock of the Company or of its parent or any subsidiary corporation, shall not be less than 110% of the fair market value of such shares at the date of grant of the option. The fair market value of the Company's common stock shall, if the common stock is not listed or admitted to trading on a stock exchange, be the average of the closing bid price and asked price of the Company's common stock in the over-the-counter market on the day immediately preceding the date the incentive option or nonqualified option is granted, or, if the Company's common stock is then listed or admitted to trading on any stock exchange, the closing sale price on such day on the principal stock exchange on which the Company's common stock is then listed or admitted to trading. If no closing bid and asked prices are quoted on such day, or if no sale takes place on such day on such principal exchange, as the case may be, then the closing sale price of the Company's common stock on such exchange on the next preceding day on which a sale occurred, or the closing bid and asked prices on the next preceding day on which such prices were quoted, as the case may be, shall be the fair market value of the stock. During such times as there is not a market price available, the fair market value of the Company's common stock shall be determined by the Committee, which shall consider, among other facts which it considers to be relevant, the book value of such stock and the earnings of the Company. The exercise price or the purchase price, as the case may be, shall be subject to adjustment as provided in Section 9 below.

          6.   Terms and Conditions of Incentive Options.
               -----------------------------------------

          Each incentive option granted pursuant to this Plan shall be evidenced by a written Incentive Option Agreement which shall specify that the options subject thereto are incentive options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The Incentive Option Agreement shall be in such form as the Committee shall, from time to time, recommend, but shall comply with and be subject to the following terms and conditions:

               (a) Medium and Time of Payment.  Subject to the discretion of the
                   --------------------------
Committee, the exercise price of an incentive option shall be payable (i) in United States dollars payable in cash, certified check, or bank draft; (ii) subject to any legal restrictions on the acquisition or purchase of its shares by the Company, by the delivery of shares of common stock of the Company, which shall be deemed to have a value to the Company equal to the aggregate fair market value of such shares determined at the date of such exercise in accordance with the provisions of Section 5 above; (iii) by the optionee's promissory note (having such terms and providing for such security as the Committee shall deem appropriate); (iv) by forgiveness of indebtedness; or (v) any combination of (i), (ii), (iii), or (iv) above.

               (b) Grant of Incentive Option. Any incentive option shall be
                   -------------------------
granted within ten (10) years from the date of the adoption of this Plan or the date this Plan is approved by the shareholders of the Company, whichever is earlier.

               (c) Number of Shares.  The Incentive Option Agreement shall state
                   ----------------
the total number of shares to which it pertains.

               (d) Term of Incentive Option. Each incentive option granted under
                   ------------------------
the Plan shall expire within a period of not more than ten (10) years from the date the incentive option is granted; provided, however, that the term of any incentive option granted to any person who, at the time of grant of the incentive option, owns stock possessing 10% or more of the total combined voting power of all classes of stock of the Company or of its parent or any subsidiary corporation, shall not exceed five (5) years.

               (e) Date of Exercise. The Committee may, in its discretion,
                   ----------------
provide that an incentive option may be exercised immediately or that it may not be exercised in whole or in part for any specified period or periods of time; provided, however, that the exercisability of each option granted under the Plan shall vest at a rate of not less than 20% per year over a period of not more than five (5) years following the date of the grant of the option. Except as may be so provided, any incentive option may be exercised in whole at any time or in part from time to time during its term.

               (f) Termination of Association Except Upon Death or Disability.
                   ----------------------------------------------------------
In the event that an optionee's Termination of Association (as defined herein) with the Company shall cease for any reason other than his death or permanent and total disability (hereinafter "disability"), (i) all incentive options granted to any such optionee pursuant to this Plan which are not exercisable at the date of such termination of association shall terminate immediately and become void and of no effect, and (ii) all incentive options granted to any such optionee pursuant to this Plan which are exercisable at the date of such termination of association may be exercised (but only to the extent they were exercisable as of the date of such termination of association) at any time within thirty (30) days of the date of such termination, but in any event no later than the date of expiration of the incentive option period, and if not so exercised within such time shall become void and of no effect at the end of such time. For purposes of this Plan, "Termination of Association" shall mean (A) with respect to nonqualified Options: (i) for any person who is an employee of the Company or a subsidiary of the Company but not also a director of the Company, the cessation of such person's employment with the Company or a corporation or a parent or subsidiary corporation of a corporation issuing and assuming an option in a transaction to which Section 424(a) of the Code applies (collectively, the "Affiliates"), (ii) for any person who is a Non-Employee Director of the Company, the cessation of such person's status as a director of the Company, and (iii) for any person who is both a director of the Company and an employee of the Company or a subsidiary or Affiliate of the Company, the cessation of both such person's employment and status as a director; and (B) with respect to incentive Options, the cessation of such persons employment with the Company or an Affiliate.

               (g) Death or Disability of Optionee. In the event of an
                   -------------------------------
optionee's termination of association with the Company by reason of his or her death or disability, (i) all incentive options granted to such optionee pursuant to this Plan which are not exercisable at the date of such termination of association shall terminate immediately and become void and of no effect, and
(ii) all incentive options granted to such optionee pursuant to this Plan which are exercisable at the date of such termination of association may be exercised (but only to the extent they were exercisable as of the date of such termination) at any time within six (6) months after the optionee's termination of association as a result of such death or disability, but in any event no later than the date of expiration of the incentive option period, by such optionee, or in the event of death, by the executors or administrators of the optionee's estate or by any person or persons who shall have acquired the incentive option directly from the optionee by bequest or inheritance. At the end of such six month period, all incentive options held by such optionee, to the extent they remain unexercised, shall terminate and become void and of no effect.

               (h) Limitation. Notwithstanding any other provisions of the Plan,
                   ----------
the aggregate fair market value (determined in accordance with the provisions of Section 5 above as of the time the incentive option is granted) of the common stock with respect to which incentive options are exercisable for the first time by any individual during any calendar year (under all such plans of the Company and its parent and subsidiary corporations) shall not exceed $100,000.

          7.   Terms and Conditions of Nonqualified Options.
               --------------------------------------------

          Each nonqualified option granted pursuant to this Plan shall be evidenced by a written Nonqualified Option Agreement which shall specify that the options subject thereto are nonqualified options. The Nonqualified Option Agreement shall be in such form as the Committee shall, from time to time, recommend, but shall comply with and be subject to the following terms and conditions:

               (a) Medium and Time of Payment.  Subject to the discretion of the
                   --------------------------
Committee, the exercise price of a nonqualified option shall be payable (i) in cash, certified check, or bank draft; (ii) subject to any legal restrictions on the acquisition or purchase of its shares by the Company, by the delivery of shares of common stock of the Company, which shall be deemed to have a value to the Company equal to the aggregate fair market value of such shares determined at the date of such exercise in accordance with the provisions of Section 5 above; (iii) by the optionee's promissory note (having such terms and providing for such security as the Committee shall deem appropriate); (iv) by forgiveness of indebtedness; or (v) any combination of (i), (ii), (iii), or (iv) above.

               (b) Number of Shares.  The Nonqualified Option Agreement shall
                   ----------------
state the total number of shares to which it pertains.

               (c) Term of Nonqualified Option. Each nonqualified option granted
                   ---------------------------
under the Plan shall expire within a period of not more than ten (10) years from the date the nonqualified option is granted.

               (d) Date of Exercise. The Committee may, in its discretion,
                   ----------------
provide that a nonqualified option may be exercised immediately or that it may not be exercised in whole or in part for any specified period or periods of time; provided, however, that the exercisability of each option granted under the Plan shall vest at a rate of not less than 20% per year over a period of not more than five (5) years following the date of the grant of the option. Except as may be so provided, any nonqualified option may be exercised in whole at any time or in part from time to time during its term.

          (e) Termination of Association Except Upon Death or Disability.  In
              ----------------------------------------------------------
the event of an optionee's termination of association with the Company for any reason other than his or her death or disability (i) all nonqualified options granted to any such optionee pursuant to this Plan which are not exercisable at the date of such termination of association shall terminate immediately and become void and of no effect, and (ii) all nonqualified options granted to any such optionee pursuant to this Plan which are exercisable at the date of such termination of association may be exercised (but only to the extent they were exercisable as of the date of the termination of association) at any time within thirty (30) days of the date of such termination of association, but in any event no later than the date of expiration of the nonqualified option period, and if not so exercised within such time shall become void and of no effect at the end of such time.

          (f) Death or Disability of Optionee.  In the event of an optionee's
              -------------------------------
termination of association with the Company by reason of his or her death or disability (i) all nonqualified options granted to such optionee pursuant to this Plan which are not exercisable at the date of such termination of association shall terminate immediately and become void and of no effect, and
(ii) all nonqualified options granted to such optionee pursuant to this Plan which are exercisable at the date of such termination of association may be exercised (but only to the extent they were exercisable as of the date of the termination of association) at any time within six (6) months after the optionee's death or disability, but in any event no later than the date of expiration of the nonqualified option period, by such optionee, or in the event of death, by the executors or administrators of the optionee's estate or by any person or persons who shall have acquired the nonqualified option directly from the optionee by bequest or inheritance. At the end of such six month period, all nonqualified options held by such optionee, to the extent they remain unexercised, shall terminate and become void and of no effect.

          (g) Termination of Non-Employee Director.  In the event of the
              ------------------------------------
termination of association with the Company of an optionee who is a Non-Employee Director of the Company, for any reason whatsoever, including his or her death or disability, (i) all nonqualified options granted to such optionee pursuant to this Plan which are not exercisable at the date of such termination of association shall terminate immediately and become void and of no effect, and
(ii) all nonqualified options granted to such optionee pursuant to this Plan which are exercisable at the date of such termination of association may be exercised (but only to the extent they were exercisable as of the date of the termination of association) at any time prior to the expiration date of the option.

          8. Terms and Conditions Applicable Equally to Incentive Options and
             ----------------------------------------------------------------
             Nonqualified Options.
             --------------------

             (a) Rights as a Shareholder. No optionee under an incentive option
                 -----------------------
or nonqualified option shall have any rights as a shareholder with respect to any shares covered by his or her option until the date of the issuance of a share certificate to such optionee for such shares. Except as expressly provided in Section 9 below, no adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such share certificate is issued.

             (b) Nonassignability of Rights. No incentive option or nonqualified
                 --------------------------
option granted under the Plan shall be assignable or transferable by the person receiving the same other than by will or the laws of descent and distribution. During the life of such person, the option shall be exercisable only by him or her.

             (c) Other Provisions. Any Incentive Option Agreement or
                 ----------------
Nonqualified Option Agreement may contain such other terms, provisions and conditions as may be determined by the Committee. Options granted to different persons, or to the same person at different times, may be subject to terms, conditions and restrictions which differ from each other.

          9.   Changes in Capital Structure.
               ----------------------------

          In the event that the outstanding shares of common stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation or reorganization in which the Company is the surviving corporation or of a recapitalization, stock split, combination of shares, reclassification, reincorporation, stock dividend (in excess of 2%), or other change in the corporate structure of the Company, appropriate adjustments shall be made by the Committee in the aggregate number and kind of shares subject to this Plan and the number and kind of shares and the price per share subject to outstanding incentive options and nonqualified options in order to preserve, but not to increase, the benefits to persons then holding incentive options and/or nonqualified options.

          In the event that the Company at any time proposes to (i) merge into, consolidate with or to enter into any other reorganization (including the sale of substantially all of its assets) in which the Company is not the surviving corporation, or (ii) enter into a merger or other reorganization as a result of which the outstanding common stock of the Company will be changed into or exchanged for shares of the capital stock or other securities of another corporation or for cash or other property, then the Plan and all unexercised incentive options and nonqualified options granted hereunder shall terminate, unless provision is made in writing in connection with such transaction for the continuance of the Plan and for the assumption of incentive options and nonqualified options theretofore granted, or the substitution for such incentive options and nonqualified options of new incentive options and nonqualified options covering the shares of a successor corporation, with appropriate adjustments as to number and kind of shares and prices, in which event the Plan and the incentive options and nonqualified options theretofore granted or the new incentive options and nonqualified options substituted therefor, shall continue in the manner and under the terms so provided. If such provision is not made in such transaction for the continuance of the Plan and the assumption of incentive options and nonqualified options theretofore granted or the substitution for such incentive options and nonqualified options of new incentive options and nonqualified options covering the shares of a successor corporation, then the Committee shall cause written notice of the proposed transaction to be given to the persons holding incentive options or nonqualified options not less than thirty (30) days prior to the anticipated effective date of the proposed transaction, and all incentive options and nonqualified options shall, concurrently with the effective date of the proposed transaction, automatically expire and shall thereafter be void and of no effect. No such transaction shall accelerate the vesting of any option granted under the Plan.

          10.  Amendment and Termination of the Plan.
               -------------------------------------

          The Board may from time to time alter, amend, suspend or terminate the Plan in such respects as the Board may deem advisable; provided, however, that no such alteration, amendment, suspension or termination shall be made which shall substantially affect or impair the rights of any person under any incentive option or nonqualified option theretofore granted without such person's consent; and, provided further, however, that no amendment which would
(i) materially increase the benefits accruing to participants under the Plan,
(ii) materially increase the number of securities which may be issued under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan, shall be made except with the approval of the Company's shareholders. Notwithstanding the foregoing, the provisions of
Section 4(c) and 5 (as Section 5 relates to the grant of nonqualified options granted to Non-Employee Directors pursuant to Section 4(c)) shall not be amended more than once every six (6) months, other than to comport with changes in the Code, the Employment Retirement Income Security Act, or the rules thereunder.

          11.  Effective Date and Termination of the Plan.
               ------------------------------------------

          The Plan shall be effective on the date of its approval by the Board and, unless the Plan shall have been sooner terminated as provided herein, shall terminate on the tenth anniversary of (i) the date the Plan is approved and adopted by the Board, or (ii) the date the Plan is approved by the Company's shareholders, whichever is earlier.

          12.  Application of Funds.
               --------------------

          The proceeds received by the Company from the sale of shares of common stock pursuant to incentive options and nonqualified options will be used for general corporate purposes.

          13.  Tax Withholding.
               ---------------

          Whenever shares are to be issued under the Plan, the Company or any subsidiary of the Company employing the recipient shall have the right to deduct from the recipient's compensation or require the recipient to remit to the employer corporation, prior to the issuance of the shares, an amount sufficient to satisfy federal, state and local withholding tax requirements.

          14.  Continuance of Employment or Status as Director.
               -----------------------------------------------

          The Plan or the granting of any incentive option or nonqualified option hereunder shall not impose any obligation on the Company, its shareholders or any subsidiary of the Company to continue the employment of any optionee or offeree who is an employee, or to retain as a director any optionee or offeree who is a director.

          15.  Information to Optionees.
               ------------------------

          The Company shall provide to each participant in the Plan a copy of the Company's financial statements for each fiscal year of the Company within a reasonable time after such financial statements are prepared and approved by the Company's management. The Company shall also provide each participant in the Plan with a copy of any annual or other report generally distributed by the Company to its shareholders.

          16.  Shareholder Approval.
               --------------------

          This Plan must be approved by the Company's shareholders within twelve
(12) months following its adoption by the Board. Any stock option exercised before shareholder approval is obtained must be rescinded if shareholder approval is not obtained within twelve (12) months following the adoption of the Plan by the Board. Such shares shall not be counted in determining whether such approval is obtained.

     17.  General Provisions.
          ------------------

          Notwithstanding any other provision of this Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of stock upon the exercise of options granted under this Plan prior to fulfillment of all of the following conditions:

          (a) The listing or approval for listing upon notice of issuance, of such shares on any securities exchange as may at the time be the market for the Company's common stock;

          (b) Any registration or other qualification of such shares under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable;

          (c) The obtaining of any other consent, approval or permit from any state or federal governmental agency or any stock exchange on which the Company's common stock is then listed, which the Committee shall, in its absolute discretion upon the advice of counsel, determine to be necessary or advisable; and

          (d) The execution and delivery to the Company by the recipient of an investment representation letter containing such assurances and/or representations as the Committee shall, in its absolute discretion upon the advice of counsel, determine to be necessary or advisable to satisfy the requirements for exemptions from registration and qualification under applicable state and federal securities laws.

                                  END OF PLAN